                     EXHIBIT 11: COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                            Thirteen Weeks Ended             Twenty-Six Weeks Ended
                                            --------------------             ----------------------
                                         August 3,        July 28,         August 3,        July 28,
                                           1997             1996             1997             1996
                                           ----             ----             ----             ----
Net earnings (loss)                     $ 2,417,000     $   (622,000)     $ 3,806,000     $ (3,000,000)

Average shares of common stock
outstanding during the period            25,600,314       25,459,808       25,585,681       25,441,935

Incremental shares from assumed
exercise of stock options (primary)       1,201,663                *        1,092,487                *
                                        -----------     ------------      -----------     ------------
                                         26,801,977       25,459,808       26,678,168       25,441,935
                                        -----------     ------------      -----------     ------------


Primary earnings (loss) per share       $      0.09     $      (0.02)     $      0.14     $      (0.12)
                                        ===========     ============      ===========     ============


Average shares of common stock
outstanding during the period            25,600,314       25,459,808       25,585,681       25,441,935

Incremental shares from assumed
exercise of stock options (fully        **1,284,220                *      **1,191,551                *
diluted)
                                        -----------     ------------      -----------     ------------
                                         26,884,534       25,459,808       26,777,232       25,441,935
                                        -----------     ------------      -----------     ------------


Fully diluted earnings (loss) per
share                                   $      0.09     $      (0.02)     $      0.14     $      (0.12)
                                        ===========     ============      ===========     ============



* Incremental shares from assumed exercise of stock options and convertible debt are antidilutive for primary and fully diluted loss per share, and therefore not presented.

** Incremental shares from assumed conversion of convertible debt are antidilutive for fully diluted earnings per share.